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                                                                    EXHIBIT 99.1



[EXEGENICS LOGO]


                               CONTACT: WALISA M. DAVENPORT
                                        EXEGENICS INC.
                                        (214) 358-2000

                                        E. BLAIR CLARK (INVESTORS), OR
                                        KATHY JONES, PH.D. (MEDIA)
                                        BURNS-MCCLELLAN
                                        (212) 213-0006




                      EXEGENICS ANNOUNCES APPROVED TRANSFER

                            TO NASDAQ SMALLCAP MARKET

DALLAS, October 24, 2002-- eXegenics, Inc. (Nasdaq: EXEG), today announced that its request to transfer from the Nasdaq National Market to the Nasdaq SmallCap Market has been approved, effective October 25, 2002. The Company's securities will continue trading under its current symbol: "EXEG."

"We are very pleased that our application to transfer to the Nasdaq SmallCap Market has been accepted. Listing on the Nasdaq SmallCap Market enables us to maintain trading on a well-regulated market for the benefit of all eXegenics shareholders," said Ronald L. Goode, eXegenics' President and Chief Executive Officer. "We continue to focus on the consummation of our proposed merger with Innovative Drug Delivery Systems, Inc. so that together we may obtain and commercialize drugs in later stages of clinical development."

Transferring to the Nasdaq SmallCap Market provides the Company with a grace period until January 21, 2003 to regain compliance with the Nasdaq Stock Market's $1.00 minimum bid price requirement. In the event the Company does not meet the minimum bid price requirement by January 21, 2003, Nasdaq can grant the Company an additional 180-day grace period to regain compliance if it meets the "core" initial listing standards for the Nasdaq SmallCap Market as of that date, principally, a $5 million stockholder's equity requirement. If a company that has transitioned to the Nasdaq SmallCap Market so desires, generally it can transition back to the Nasdaq National Market by meeting the $1.00 minimum bid price requirement for 30 consecutive trading days during the grace periods and complying with the other applicable National Market standards.

ABOUT EXEGENICS

eXegenics, Inc. (Nasdaq: EXEG) is a post-genomics drug creation enterprise engaged in the discovery and development of drugs for the treatment of cancers and drug-resistant bacterial diseases. Employing Quantum Core Technology (QCT(TM)), a suite of proprietary technologies, the Company's scientists create novel small molecular weight 'core inhibitor' molecules of disease-causing enzymes and proteins. These 'core inhibitor' candidate drug leads are optimized into novel potential clinical drug candidates for further preclinical development, after which they would be advanced towards clinical drug development candidates and pharmaceutical products. The Company's other proprietary research platform is Optimized Anti-Sense Inhibitory Sequence (OASIS(TM)), which is used to create antisense molecules that can potentially be developed into novel drugs. For more information, please visit http://www.eXegenicsinc.com.



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ADDITIONAL INFORMATION AND WHERE TO FIND IT

We will be filing relevant documents concerning our proposed merger with the SEC including a registration statement on Form S-4 containing a prospectus/proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the prospectus/proxy statement and other documents that will be filed by eXegenics and IDDS with the SEC free of charge at the SEC's Web site (http://www.sec.gov) or by directing a request after such a filing is made to eXegenics Inc., 2110 Research Row, Dallas, Texas 75235, Attn: President, telephone (214) 358-2000.

eXegenics and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about our directors and executive officers and their ownership of our voting securities is set forth in the proxy statement for our 2002 annual meeting of stockholders as filed with the SEC on April 16, 2002. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement regarding the proposed transaction when it becomes available.

SAFE HARBOR

This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements, which include, but are not limited to, the successful completion of our proposed merger and the benefits expected to be derived therefrom, are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful pre-clinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our pharmaceutical collaborator's ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors described in our filings with the Securities and Exchange Commission.